UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012
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ETERNAL IMAGE, INC.
(Name of registrant in its charter)

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Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
28800 Orchard Lake Road Suite 130 Farmington, MI 48334
(Address of principal executive offices)

Registrant's telephone number:  (248) 932-3333

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Items

Effective March 23, 2012, Eternal Image, Inc. (the “Company”) has terminated its business relationship with supplier Waterloo International Funeral Supply (WIFS).  WIFS was the Company’s primary supplier of caskets, urns and other memorial products within the Company’s brand portfolio.  In management’s view, termination of the supplier relationship was necessitated due to WIFS’ continued failure to meet production and other deadlines, and their increasingly negative actions toward the Company, in marked departure from the parties’ established course of business conduct.

The Company has booked a record volume of product orders during the past quarter, but has not yet been unable to capitalize on those orders as a result of the disruption caused by these supply problems.  Management has identified a replacement supplier and is working to finalize the terms of the relationship and ramp up production with that supplier.

If the Company is unable to secure product supply in time to capitalize on market demand and generate sufficient revenues to meet its debt obligations, or to otherwise obtain sufficient operating capital, it may be unable to continue as a going concern.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ETERNAL IMAGE, INC.
Dated: March 28, 2012	By:	/s/ Clint Mytych
	Name:	Clint Mytych
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman

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